Exhibit 10.6

LOAN NOTE CERTIFICATE

No. of Certificate 1	Amount of Loan Notes £1,500,000

Trilliant Exploration Corp

(the “Company")

(Registered in Nevada)

£1,500,000 Loan Notes 2009

(the “Notes”)

This Loan Note is issued under the authority of the Memorandum and Articles of Association of the Company and pursuant to a Resolution of the Board of Directors of the Company passed on 1 July 2009 and a Loan Note Instrument dated 1 July 2009 (the “Instrument”).

Name and Address of Noteholder	Benbrack Charkit Limited Third Floor Conway House, Conway Street St Hellier Jersey Channel Islands JE2 3NT United Kingdom

Amount of Loan Notes:	£1,500,000.00

Registration Date:	1 July 2009

THIS IS TO CERTIFY THAT the above Noteholder is the registered holder of the amount shown above of Notes constituted by the Instrument. The Notes are issued subject to and with the benefit of the provisions contained in the Instrument.

EXECUTED as a DEED	)

for and on behalf of	)	/s/ William R. Lieberman, Director

Trilliant Exploration Corp	)

by:	)

NOTES

No transfer or conversion of the whole or any part of the Loan Notes represented by this Certificate can be registered or a new Certificate issued unless accompanied by this Certificate or a certificate of indemnity in a form approved by the Directors of the Company.

Transfers of Loan Notes should be lodged for registration with the Company at the Company’s Registered Office.